Exhibit 99.1

BioAtla and Context Therapeutics Announce Exclusive Worldwide License Agreement to Develop and Commercialize BA3362, a Nectin-4 x CD3 T Cell Engaging Antibody

Context to obtain exclusive development and commercialization rights to BA3362

BioAtla to receive $15.0 million in upfront and near-term milestones, and further potential clinical, regulatory and commercial milestones of up to $118.5 million, plus royalties on net sales

Context anticipated IND filing for BA3362 in mid-2026

SAN DIEGO, CA and PHILADELPHIA, PA, September 23, 2024 -- BioAtla, Inc. (“BioAtla”) (Nasdaq: BCAB), a global clinical-stage biotechnology company focused on the development of Conditionally Active Biologic (“CAB”) antibody therapeutics for the treatment of solid tumors, and Context Therapeutics Inc. (“Context”) (Nasdaq: CNTX), a biopharmaceutical company advancing T cell engaging (“TCE”) bispecific antibodies for solid tumors, today announced that the companies have entered into an agreement under which Context has obtained from BioAtla an exclusive, worldwide license to develop, manufacture and commercialize BA3362, BioAtla’s Nectin-4 x CD3 TCE. Context will assume and fund all development and commercialization activities.

“With the successful out-licensing of BA3362 to Context, we will continue to focus on execution of our lead clinical CAB programs, while ensuring the potential advancement of BA3362 under the leadership of a seasoned team,” said Jay M. Short, Ph.D., Chairman, Chief Executive Officer and co-founder of BioAtla. “We believe this transaction marks the first of multiple collaborations, including a targeted collaboration for one of our Phase 2 assets over the coming months, thereby increasing shareholder value through non-dilutive means.”

“This transaction is consistent with our focus on building a pipeline of TCE assets through strategic in-licensing or acquisition,” said Martin Lehr, CEO of Context. “Nectin-4 is a priority target for Context given the target’s high prevalence in solid tumors and the unmet need to address potential resistance to Nectin-4 antibody-drug conjugates. We identified BioAtla's Nectin-4 TCE antibody as a potentially best-in-class asset. BA3362 is built from BioAtla’s compelling CAB platform technology that uses pH-dependency to drive selective Nectin-4 binding and T cell activation within the tumor microenvironment.”

Under the terms of the agreement, BioAtla is eligible to receive up to $133.5 million in aggregate payments, including $15.0 million in upfront and near-term milestones with additional potential clinical, development and commercial milestones totaling $118.5 million, as well as tiered royalties on net sales.
Tungsten Advisors served as the exclusive financial advisor to BioAtla. Orrick, Herrington & Sutcliffe LLP served as legal counsel to BioAtla. Piper Sandler served as sole financial advisor to Context. Goodwin Procter LLP served as legal counsel to Context.

About BA3362 (Nectin-4 x CD3 T cell engaging bispecific antibody)
BA3362 targets Nectin cell adhesion protein 4 (“Nectin-4”), which is highly and frequently overexpressed in a variety of cancers. Nectin-4 is a clinically-validated target for cancer therapy using a traditional antibody-drug conjugate (ADC), but it is also associated with certain adverse events, including neuropathy and rash. BA3362 is a CAB T cell engager that is designed to be preferentially active within the tumor microenvironment.

About BioAtla®
BioAtla, Inc. is a global clinical-stage biotechnology company with operations in San Diego, California, and in Beijing, China through its contractual relationship with BioDuro-Sundia, a provider of preclinical development services. Utilizing its proprietary Conditionally Active Biologics (CAB) technology, BioAtla develops novel, reversibly active monoclonal and bispecific antibodies and other protein therapeutic product candidates. CAB product candidates are designed to have more selective targeting, greater efficacy with lower toxicity, and more cost-efficient and predictable manufacturing than traditional antibodies. BioAtla has extensive and worldwide patent coverage for its CAB technology and products with greater than 765 active patent matters, more than 500 of which are issued patents. Broad patent coverage in all major markets include methods of making, screening and manufacturing CAB product candidates in a wide range of formats and composition of matter coverage for specific products. BioAtla has two first-in-class CAB programs currently in Phase 2 clinical testing, mecbotamab vedotin, a novel conditionally active AXL-targeted antibody-drug conjugate (CAB-AXL-ADC), and ozuriftamab vedotin, a novel conditionally active ROR2-targeted antibody-drug conjugate (CAB-ROR2-ADC). The Phase 2 stage CAB-CTLA-4 antibody, evalstotug, is a novel CTLA-4 inhibitor designed to reduce systemic toxicity and potentially enable safer combination therapies with checkpoint inhibitors such as anti-PD-1 antibody. The company’s first dual CAB bispecific T-cell engager antibody, BA3182, is currently in Phase 1 development. BA3182 targets EpCAM, which is highly and frequently expressed on many adenocarcinomas while engaging human CD3 expressing T cells. BioAtla maintains an FDA-cleared IND for its next-gen CAB-Nectin4-ADC, BA3361, the Company’s first glycoconjugate. To learn more about BioAtla, Inc. visit www.bioatla.com.

About Context Therapeutics®
Context Therapeutics Inc. (Nasdaq: CNTX) is a biopharmaceutical company advancing T cell engaging (“TCE”) bispecific antibodies for solid tumors. Context is building an innovative portfolio of TCE bispecific therapeutics, including CTIM-76, a Claudin 6 x CD3 bispecific antibody, CT-95, a Mesothelin x CD3 bispecific antibody, and CT-202 (formerly BA3362), a Nectin-4 x CD3 bispecific antibody. Context is headquartered in Philadelphia. For more information, please visit www.contexttherapeutics.com or follow the Company on X (formerly Twitter) and LinkedIn.

Forward-looking Statements
This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, included in this press release regarding strategy, future operations, prospects, plans and objectives of management, including words such as “may,” “will,” “expect,” “anticipate,” “look forward,” “plan,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are forward-looking statements. These include, without limitation, statements regarding (i) the success of BioAtla’s outlicense to Context, (ii) Context’s ability to build a pipeline of TCE assets, (iii) Context’s expectation to file an IND for BA3362 in mid-2026, (iv) the potential benefits, characteristics, safety and side effect profile of BioAtla’s or Context’s product candidates, (v) the ability of BioAtla’s or Context’s product candidates to have benefits, characteristics, manufacturability, and a side effect profile that is differentiated and/or better than third party product candidates, (vi) the likelihood data will support future development of BioAtla’s or Context’s product candidates, (vii) the likelihood of obtaining regulatory approval for BioAtla’s or Context’s product candidates; and (viii) the ability of BioAtla to enter into future collaborations and their impact on BioAtla’s shareholder value. Forward-looking statements in this release involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and BioAtla and Context therefore cannot assure you that their respective plans, intentions, expectations, or strategies will be attained or achieved. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in BioAtla’s and Context’s respective filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as otherwise required by law, BioAtla and Context respectively disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

BioAtla	Context Therapeutics

Investor Relations Contact:	Investor Relations Contact:
Richard Waldron	Jennifer Minai-Azary
Chief Financial Officer	Chief Financial Officer
BioAtla, Inc.	Context Therapeutics Inc.
rwaldron@bioatla.com	IR@contexttherapeutics.com
858.356.8945

Media Contact:
Bruce Mackle
LifeSci Advisors, LLC
bmackle@lifesciadvisors.com